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                                 EXHIBIT 23 (A)

                              Accountants Consent
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INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in the previously filed Registration Statements on Form S-3 (No. 33-27814) and Form S-8 (Nos. 2-87392, 33-23306, 33-35928 and 33-53454) of Union Planters Corporation of our report relating to the consolidated financial statements of BANCFIRST Corporation and subsidiary as of September 30, 1993 and 1992 and for each of the three years ended September 30, 1993 dated October 28, 1993 which appears in this Current Report on Form 8-K dated February 8, 1994 of Union Planters Corporation.





DELOITTE & TOUCHE
Decatur, Alabama
February 14, 1994